EXHIBIT 5.1

RICHARD I. ANSLOW & ASSOCIATES

4400 ROUTE 9 SOUTH, 2ND FLOOR

FREEHOLD, NEW JERSEY 07728

Telephone (732) 409-1212

Facsimile (732) 577-1188

August 11, 2000

Combined Opinion and Consent

The Auxer Group, Inc.

12 Andrews Drive

West Paterson, New Jersey 07424

Re: The Auxer Group, Inc.

Gentlemen:

We have acted as counsel to The Auxer Group, Inc.,

a Delaware corporation (the "Company"), in

connection with the preparation and filing with

the Securities and Exchange Commission (the

"Commission") under the Securities Act of 1933 as

amended (the "Act") of the Company's Registration

Statement on Form S-8, filed contemporaneously

with the Commission relating to the registration

under the Act of 17,500,000 shares (the "Shares")

of the Company's Common Stock, $0.001 par value

(the "Common Stock").

In rendering this opinion, we have reviewed the

Registration Statement on Form S-8, as well as a

copy of the Certificate of Incorporation of the

Company, as amended, and the By-Laws of the

Company. We have also reviewed such statutes and

judicial precedents as we have deemed relevant and

necessary as a basis for the opinion hereinafter

expressed. In our examination, we have assumed

the genuineness of all signatures, the legal

capacity of natural persons, the authenticity of

all documents submitted to us as originals, the

conformity with, the original documents of all

documents submitted to us as certified or

photostatic copies, and the authenticity of the

originals of such copies.

Based on the foregoing and in reliance thereon,

and subject to the qualifications and limitations

set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and

is a validly existing corporation under the laws

of the State of Delaware;

(2) The Shares, when issued in connection with

the agreements (copies annexed to the Registration

Statement), will be legally issued, fully paid and

non-assessable.

This opinion is limited to the General Corporation

Law and the Constitution of the State of Delaware

and we express no opinion with respect to the laws

of any other jurisdiction. We consent to your

filing this opinion with the Securities and

Exchange Commission as an exhibit to the

Registration Statement on Form S-8. This opinion

is not to be used, circulated, quoted or otherwise

referred to for any other purpose without our

prior written consent.

Very truly yours,

RICHARD I. ANSLOW & ASSOCIATES

By: /s/ Richard I. Anslow

Richard I. Anslow

RIA/tp